Exhibit 99.1

NEWS RELEASE
Contact:	Michael Grasher, EVP & CFO AMERISAFE, Inc. 337-463-9052

AMERISAFE ANNOUNCES 2013 SECOND QUARTER RESULTS

DeRidder, LA – July 31, 2013 - AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of hazardous workers’ compensation insurance, today announced results for the second quarter ended June 30, 2013.

Summary of Results

(in 000’s, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	% Change	2013	2012	% Change
Net premiums earned	$81,983	$69,733	17.6%	$161,692	$139,523	15.9%
Net investment income	6,649	6,605	0.7%	13,319	13,519	(1.5%)
Net realized gains (losses) on investments (pre-tax)	(1,291)	137	NM	(1,267)	1,928	NM
Net income	7,644	3,445	121.9%	16,495	13,006	26.8%
Diluted earnings per share	$0.41	$0.19	115.8%	$0.88	$0.70	25.7%
Operating net income	8,483	3,356	152.8%	17,319	11,753	47.4%
Operating earnings per share	$0.45	$0.18	150.0%	$0.93	$0.63	47.6%
Book value per share	$21.29	$19.98	6.5%	$21.29	$19.98	6.5%
Net combined ratio	93.8%	103.8%		94.2%	99.8%
Return on average equity	7.8%	3.8%		8.5%	7.3%

Commenting on these results, Allen Bradley, AMERISAFE’s Chairman and Chief Executive Officer, stated, “The workers’ compensation market remains attractive with strong pricing and stable frequency trends. Investment yields, however, continue to create headwinds causing many carriers to reassess their underwriting approach and remain disciplined. The combination of a disciplined marketplace and expanding residual market provides Amerisafe with an attractive underwriting environment. Our continued focus on risk selection and pricing, positions Amerisafe for profitable growth. As such, we remain upbeat in our outlook for the workers’ compensation market as well as the prospects for Amerisafe.”

Insurance Results

(in 000’s)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2013	2012	Change	2013	2012	Change
Gross Premiums Written	$95,815	$85,476	12.1%	$194,938	$170,400	14.4%
Net Premiums Earned	81,983	69,733	17.6%	161,692	139,523	15.9%
Loss & LAE	56,813	56,720	0.2%	112,814	108,563	3.9%
Underwriting & Other	19,663	15,347	28.1%	38,540	30,062	28.2%
Policyholder dividends	388	330	17.6%	942	714	31.9%
Underwriting profit (loss) (pre-tax)	5,119	(2,664)	NM	9,396	184	NM

Insurance Ratios:
Current A/Y loss ratio	73.2%	76.5%		73.2%	76.5%
Prior A/Y loss ratio	(3.9%)	4.8%		(3.4%)	1.3%

Net loss ratio	69.3%	81.3%		69.8%	77.8%
Net expense ratio	24.0%	22.0%		23.8%	21.5%
Net dividend ratio	0.5%	0.5%		0.6%	0.5%

Net combined ratio	93.8%	103.8%		94.2%	99.8%

•

Gross premiums written continued to grow in the second quarter. Voluntary premiums written increased 12.8% in the quarter and 14.4% for the six months ended June 30, 2013 compared to the same periods in 2012. Additionally, payroll audits and related premium adjustments for policies written in previous periods increased premiums $3.7 million in the second quarter and $9.7 million in the six months ended June 30, 2013. In 2012, these premium adjustments grew premium $4.5 million in the second quarter and $9.9 million for the six months ended June 30.

•

The current accident year loss ratio for the second quarter remained at 73.2%. During the quarter, the Company experienced favorable loss development, which reduced loss and loss adjustment expenses by $3.2 million, primarily attributable to accident years 2008 and prior.

•

For the second quarter, the underwriting expense ratio rose to 24.0% from 22.0% a year ago primarily driven by a reduced profit commission resulting from high severity losses; a timing difference on premium taxes; and an increase in assessment expenses. For the first six months, the increase in the underwriting expense ratio resulted from these same items.

•

The effective tax rate for the three and six months ended June 30, 2013 was 28.2% and 24.1% compared to 14.6% and 15.9%, respectively, for the prior year periods. The increase was driven by the lower ratio of tax-exempt investment income to pre-tax income in 2013 compared to 2012.

Chief Operating Officer, Janelle Frost noted, “We are pleased with another quarter of increased pricing, coupled with higher policy retention. Our results from premium growth, a decline in claim frequency and favorable prior year loss development reflect in a 10 percentage point decline in our quarterly combined ratio.”

Investment Results

(in 000’s)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	% Change	2013	2012	% Change
Net investment income	$6,649	$6,605	0.7%	$13,319	$13,519	(1.5%)
Net realized gains (losses) on investments (pre-tax)	(1,291)	137	N/M	(1,267)	1,928	N/M
Pre-tax investment yield	2.9%	3.0%		2.9%	3.1%
Tax equivalent yield (1)	4.1%	4.5%		4.1%	4.5%

(1)	The tax equivalent yield is calculated using the effective interest rate and a 35% marginal tax rate.

•	As of June 30, 2013, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $944.1 million and the fair value of the portfolio was $972.8 million.

Capital Management

•

The Company paid its second consecutive quarterly dividend of $0.08 on June 26, 2013. On July 30, 2013, the Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share, payable on September 27, 2013 to shareholders of record as of September 13, 2013.

•

During the quarter, no shares were repurchased under the share repurchase plan. Since inception of this plan, the Company has repurchased a total of 1,258,250 shares for $22.4 million, or an average per share price of $17.78, including commissions.

Supplemental Information

(in 000’s except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income	$7,644	$3,445	$16,495	$13,006
Less: Net realized capital gains (losses)	(1,291)	137	(1,267)	1,928
Tax effect (1)	452	(48)	443	(675)

Operating net income (2)	8,483	3,356	17,319	11,753

Avg shareholders’ equity (3)	$391,107	$361,251	$386,869	$356,443
Less: Average Other Comprehensive Income	404	2,414	677	2,440

Adjusted average shareholders’ equity	390,703	358,837	386,192	354,003

Diluted weighted average common shares	18,712,299	18,588,495	18,713,776	18,586,156
Diluted earnings per common share	$0.41	$0.19	$0.88	$0.70
Operating earnings per common share (2)	$0.45	$0.18	$0.93	$0.63

Return on average equity (4)	7.8%	3.8%	8.5%	7.3%
Operating return on average equity (2)	8.7%	3.7%	9.0%	6.6%

(1)	The tax effect of net realized capital gains is calculated assuming an annual tax rate of 35%.

(2)	Operating net income, operating return on average equity and operating earnings per share are non-GAAP financial measures, and management believes that investor’s understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending adjusted shareholders’ equity.

(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

Conference Call Information

AMERISAFE has scheduled a conference call for August 1, 2013, at 10:30 a.m. Eastern Time to discuss the results for the quarter and the outlook for future periods. To participate in the conference call dial 720-545-0027 at least 10 minutes before the call begins and ask for the AMERISAFE conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through August 8, 2013. To access the replay, dial 855-859-2056 or 404-537-3406 and use the pass 14777304#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.amerisafe.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately 60 days at http://www.amerisafe.com.

About AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, manufacturing, trucking and agriculture. AMERISAFE actively markets workers’ compensation insurance in 30 states and the District of Columbia.

Forward Looking Statements

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements as the results of risks, uncertainties and other factors including the factors set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K for the year ended December 31, 2012. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to follow -

AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in 000’s)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Gross premiums written	$95,815	$85,476	$194,938	$170,400
Ceded premiums written	(4,576)	(3,971)	(9,057)	(7,875)

Net premiums written	$91,239	$81,505	$185,881	$162,525

Net premiums earned	$81,983	$69,733	$161,692	$139,523

Net investment income	6,649	6,605	13,319	13,519
Net realized gains (losses) on investments	(1,291)	137	(1,267)	1,928
Fee and other income	170	162	279	321

Total revenues	$87,511	$76,637	$174,023	$155,291

Expenses:
Loss and LAE	$56,813	$56,720	$112,814	$108,563
Underwriting & Other	19,663	15,347	38,540	30,062
Interest expense	—	207	—	486
Policyholder dividends	388	330	942	714

Total expenses	$76,864	$72,604	$152,296	$139,825

Income before taxes	$10,647	$4,033	$21,727	$15,466
Income tax expense	3,003	588	5,232	2,460

Net income	$7,644	$3,445	$16,495	$13,006

AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income (cont.)

(in 000’s, except share and per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Basic EPS:
Net income	$7,644	$3,445	$16,495	$13,006
Less: Portion allocable to unvested shares	26	2	41	5

Net Income available to common shareholders	7,618	3,443	16,454	13,001

Basic weighted average common shares	18,353,174	18,150,306	18,317,452	18,145,525
Basic earnings per share	$0.42	$0.19	$0.90	$0.72

Diluted EPS:
Net income available to common shareholders - diluted	7,619	3,443	16,455	13,002

Diluted weighted average common shares:
Weighted average common shares	18,353,174	18,150,306	18,317,452	18,145,525
Stock options & Performance shares	359,125	438,189	396,324	440,631

Diluted weighted average common shares	18,712,299	18,588,495	18,713,776	18,586,156

Diluted Earnings Per Share	$0.41	$0.19	$0.88	$0.70

AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

(in 000’s)

	June 30,		December 31,
	2013		2012
	(unaudited	)
Assets
Investments	$860,681		$808,116
Cash and cash equivalents	83,424		92,676
Amounts recoverable from reinsurers	103,254		101,352
Premiums receivable, net	180,245		141,950
Deferred income taxes	33,773		29,521
Deferred policy acquisition costs	20,959		18,419
Other assets	31,537		28,912

Total Assets	$1,313,873		$1,220,946

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$593,470		$570,450
Unearned premiums	164,716		140,528
Insurance-related assessments	28,533		22,244
Other liabilities	134,639		106,502

Total shareholders’ equity	392,515		381,222

Total liabilities and shareholders’ equity	$1,313,873		$1,220,946

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